EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2021 RESULTS
~ Revenues Up 22%; Company Raises Full Year Revenue and Updates Earnings Guidance ~

ST. LOUIS (October 28, 2021) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended September 30, 2021.

Financial Highlights

For the quarter ended September 30, 2021:

•Revenues increased 22% to $192.8 million from $157.7 million in the third quarter of 2020;
•Net income increased 182% to $17.4 million from $6.2 million in the third quarter of 2020, reflecting, among other things, higher revenues, higher gross margin, lower selling, general and administrative expenses as a percentage of revenue, lower amortization expense, lower loss on extinguishment of debt, and lower adjustments to fair value of contingent consideration;
•GAAP earnings per share results on a fully diluted basis increased 153% to $0.48 from $0.19 in the third quarter of 2020, primarily as a result of the increase in net income discussed above;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 31% to $0.88 from $0.67 in the third quarter of 2020; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 33% to $41.5 million from $31.1 million in the third quarter of 2020.

“Perficient's strong 2021 momentum continued in the third quarter and we expect additional strength during the fourth quarter as we close out the most robust year of growth in our history,” said Jeffrey Davis, chairman and CEO. “The third quarter acquisition of Talos Digital, coupled with the recent addition of Overactive, added more than 800 talented developers, designers and digital innovators to our nearshore teams and further established Perficient as a truly global, next-generation service provider for the world's leading enterprises and biggest brands.”

Other Highlights

Among other recent achievements, Perficient:

•Further enhanced its nearshore capabilities and capacity with the acquisitions of South American-based firms Overactive, an approximately $40 million annual revenue nearshore software development firm, and Talos Digital, a $10 million annual revenue commerce solution provider. Combined, these acquisitions expanded Perficient’s global presence in South America across Uruguay, Colombia, Argentina, and Chile;
•Launched two training bootcamps in Detroit and Lafayette, Louisiana, as part of Perficient Bright Paths, a program designed to advance STEM education and career opportunities for underrepresented constituencies and communities;
•Was recognized by Modern Healthcare as one of the 10 largest healthcare management consulting firms;
•Earned the Google Cloud Infrastructure Specialization, the highest technical designation a Google Cloud partner can earn, for demonstrating a deep level of expertise and customer impact with the Google Cloud Platform;
•Was named in the “Forrester Now Tech: Global Digital Experience Services, Q4 2021” report as a recognized Global Digital Experience Service Provider that can define, design, build, and manage digital marketing, commerce, and customer experiences in the context of business transformation; and
•Announced that Perficient Latin America was named a Best Agile Place to Work global finalist by the World Agility Forum.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2021 revenue to be in the range of $203 million to $209 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.61 to $0.64. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.90 to $0.93.

Perficient is raising its full year 2021 revenue guidance range from $723 million to $738 million to $749 million to $755 million, updating its 2021 GAAP earnings per share guidance range from $1.93 to $2.05 to $2.00 to $2.03 and raising its 2021 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range from $3.20 to $3.30 to $3.38 to $3.41.

Conference Call Details

Perficient will host a conference call regarding third quarter financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Third Quarter 2021 Results
WHEN: Oct. 28, 2021, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 7684663
REPLAY TIMES: Oct. 28, 2021, at 2 p.m. Eastern, through Thursday, Nov. 4, 2021, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 7684663

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Services excluding reimbursable expenses	$190,103	$155,242	$537,792	$440,556
Reimbursable expenses	2,316	1,513	7,132	7,437
Total services	192,419	156,755	544,924	447,993
Software and hardware	401	923	1,373	1,586
Total revenues	192,820	157,678	546,297	449,579

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	115,796	94,858	330,699	275,521
Stock compensation	2,464	1,846	6,803	5,555
Total cost of revenues	118,260	96,704	337,502	281,076

Selling, general and administrative	35,526	31,671	100,461	92,775
Stock compensation	3,790	2,895	10,258	8,888
Total selling, general and administrative	39,316	34,566	110,719	101,663

Depreciation	1,607	1,388	4,682	3,993
Amortization	4,317	7,237	17,702	15,557
Acquisition costs	1,264	57	1,332	3,657
Adjustment to fair value of contingent consideration	42	2,061	46	3,793
Income from operations	28,014	15,665	74,314	39,840

Net interest expense	3,481	2,808	10,144	6,795
Loss on debt extinguishment	250	4,337	250	4,337
Net other expense	103	(9)	234	(17)
Income before income taxes	24,180	8,529	63,686	28,725
Provision for income taxes	6,784	2,352	16,124	6,965

Net income	$17,396	$6,177	$47,562	$21,760

Basic net income per share	$0.54	$0.19	$1.49	$0.68
Diluted net income per share	$0.48	$0.19	$1.39	$0.67
Shares used in computing basic net income per share	31,987	31,873	31,925	31,800
Shares used in computing diluted net income per share	35,893	32,649	34,177	32,509

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)

	September 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$56,405	$83,204
Accounts receivable, net	165,041	133,085
Prepaid expenses	6,711	5,575
Other current assets	3,762	4,646
Total current assets	231,919	226,510
Property and equipment, net	12,127	11,902
Operating lease right-of-use assets	34,944	38,539
Goodwill	438,173	427,928
Intangible assets, net	52,482	63,571
Other non-current assets	17,986	17,311
Total assets	$787,631	$785,761

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,168	$25,613
Other current liabilities	90,056	103,267
Total current liabilities	109,224	128,880
Long-term debt, net	186,527	183,624
Operating lease liabilities	25,590	29,098
Other non-current liabilities	43,038	50,081
Total liabilities	364,379	391,683
Stockholders' equity:
Preferred stock	—	—
Common stock	51	50
Additional paid-in capital	471,586	459,866
Accumulated other comprehensive (loss) income	(3,214)	3,746
Treasury stock	(312,374)	(289,225)
Retained earnings	267,203	219,641
Total stockholders' equity	423,252	394,078
Total liabilities and stockholders' equity	$787,631	$785,761

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2025 Notes” and the “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts are being amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Loss on Extinguishment of Debt
Perficient repurchased its 2023 Notes in 2020 and 2021, which resulted in a loss on extinguishment of debt. Perficient believes that excluding this loss from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expands into countries outside of the United States, and in particular as a result of our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Income	$17,396	$6,177	$47,562	$21,760
Adjustments:
Provision for income taxes	6,784	2,352	16,124	6,965
Amortization	4,317	7,237	17,702	15,557
Acquisition costs	1,264	57	1,332	3,657
Adjustment to fair value of contingent consideration	42	2,061	46	3,793
Amortization of debt discount and issuance costs	2,594	1,929	7,684	4,345
Loss on extinguishment of debt	250	4,337	250	4,337
Foreign exchange loss (gain)	121	(10)	257	(8)
Stock compensation	6,254	4,741	17,061	14,443
Adjusted Net Income Before Tax	39,022	28,881	108,018	74,849
Adjusted income tax (1)	9,482	7,162	26,788	18,413
Adjusted Net Income	$29,540	$21,719	$81,230	$56,436

GAAP Earnings Per Share (diluted)	$0.48	$0.19	$1.39	$0.67
Adjusted Earnings Per Share (diluted)	$0.88	$0.67	$2.49	$1.74

Shares used in computing GAAP Earnings Per Share (diluted)	35,893	32,649	34,177	32,509
Dilution offset from convertible note hedge transactions	(2,252)	(22)	(1,515)	(57)
Shares used in computing Adjusted Earnings Per Share (diluted)	33,641	32,627	32,662	32,452

(1) The estimated adjusted effective tax rate of 24.3% and 24.8% for the three months ended September 30, 2021 and 2020, respectively, and 24.8% and 24.6% for the nine months ended September 30, 2021 and 2020, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Income	$17,396	$6,177	$47,562	$21,760
Adjustments:
Provision for income taxes	6,784	2,352	16,124	6,965
Net interest expense	3,481	2,808	10,144	6,795
Net other expense (income)	103	(9)	234	(17)
Depreciation	1,607	1,388	4,682	3,993
Amortization	4,317	7,237	17,702	15,557
Acquisition costs	1,264	57	1,332	3,657
Adjustment to fair value of contingent consideration	42	2,061	46	3,793
Loss on extinguishment of debt	250	4,337	250	4,337
Stock compensation	6,254	4,741	17,061	14,443
Adjusted EBITDA (1)	$41,498	$31,149	$115,137	$81,283

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q4 2021		Full Year 2021
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.61	$0.64	$2.00	$2.03
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.56	0.57	1.99	1.99
Tax effect of reconciling items	(0.27)	(0.28)	(0.61)	(0.61)
Adjusted EPS	$0.90	$0.93	$3.38	$3.41

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, loss on extinguishment of debt, foreign exchange gains and losses, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q4 2021 and full year 2021 GAAP effective income tax rate to be approximately 4% and 20%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2021 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2021 (2)	Full Year 2021 (2)
GAAP Fully Diluted Shares	37.1	35.1
Non-GAAP adjustment (3):
Dilution offset from convertible note hedge transactions	(2.7)	(2.0)
Adjusted Fully Diluted Shares	34.4	33.1

(2) The calculation of fully diluted shares assumes an average share price of $129 per share for the three months ending December 31, 2021; provided, however, that Perficient makes no prediction as to what its actual stock price will be for such period or any other period.
(3) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020.